Exhibit 99.1

SYSTEMAX REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS AND ENTERS DEFINITIVE AGREEMENT FOR SALE OF FRANCE OPERATIONS

-IPG Sales Increased 14% on a Constant Currency Average Daily Sales Basis-
- Board Declares $0.11 Dividend and Authorizes Share Repurchase Program-

PORT WASHINGTON, NY, July 31, 2018 – Systemax Inc. (NYSE: SYX) today announced financial results for the second quarter ended June 30, 2018 and that it has executed a definitive agreement to sell its France based IT value added reseller business to Bechtle AG for an enterprise value of $246 million at current exchange rates. Upon completion of the sale, Systemax's operations will be its Industrial Products Group ("IPG") business in North America, which is focused on industrial supplies and MRO (maintenance, repair, and operations), markets the Company has served since 1949.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended June 30,		Six Months Ended June 30,
GAAP Results**	2018	2017	2018	2017
Net sales	$363.1	$313.0	$718.3	$615.5
Gross profit	$101.1	$91.5	$197.8	$173.3
Gross margin***	27.8%	29.2%	27.5%	28.2%
Operating income	$25.3	$21.7	$45.4	$34.1
Operating margin	7.0%	6.9%	6.3%	5.5%
Net income from continuing operations	$17.8	$19.3	$32.0	$29.6
Net income per diluted share from continuing operations	$0.47	$0.52	$0.84	$0.79
Net income (loss) from discontinued operations	$0.4	$(5.5)	$0.8	$(34.3)
Net income (loss) per diluted share from discontinued operations	$0.01	$(0.15)	$0.02	$(0.92)
Non-GAAP Results**
Operating income	$25.9	$22.8	$46.7	$36.1
Operating margin	7.1%	7.3%	6.5%	5.9%
Net income from continuing operations	$18.1	$14.9	$32.6	$23.7
Net income per diluted share from continuing operations	$0.48	$0.40	$0.86	$0.64

Second Quarter 2018 Financial Summary:

•	Consolidated sales increased 16.0% to $363.1 million in U.S. dollars. On a constant currency basis, average daily sales increased 12.6%.

•	Industrial Products Group (“IPG”) sales grew 14.1% to $231.2 million in U.S. dollars. On a constant currency basis, average daily sales increased 13.8%.

•	France sales increased 19.6% to $131.9 million in U.S. dollars. On a constant currency basis, average daily sales increased 10.6%.

•	Consolidated operating income grew 16.6% to $25.3 million compared to $21.7 million last year on a GAAP Basis. On a Non-GAAP basis, consolidated operating income grew 13.6% to $25.9 million.

•	Net income per diluted share from continuing operations decreased 9.6% to $0.47. Non-GAAP net income per diluted share from continuing operations grew 20.0% to $0.48.

Six Months 2018 Financial Summary:

•	Consolidated sales increased 16.7% to $718.3 million in U.S. dollars. On a constant currency basis, average daily sales increased 12.2%.

•	IPG sales grew 12.9% to $443.4 million in U.S. dollars. On a constant currency basis, average daily sales increased 12.6%.

•	France sales increased 23.5% to $274.9 million in U.S. dollars. On a constant currency basis, average daily sales increased 11.4%.

•	Consolidated operating income grew 33.1% to $45.4 million compared to $34.1 million last year on a GAAP Basis. On a Non-GAAP basis, consolidated operating income grew 29.4% to $46.7 million.

•	Net income per diluted share from continuing operations grew 6.3% to $0.84. Non-GAAP net income per diluted share from continuing operations grew 34.4% to $0.86.

Larry Reinhold, Chief Executive Officer, said, “We delivered another quarter of strong financial performance as our Industrial and France businesses posted double digit revenue increases and strong cash flow generation. Industrial revenue improved 14% on a constant currency average daily sales basis as we benefited from robust demand across our broad customer end markets, product offerings and sales channels. Operating leverage remained strong as our product, gross and operating margins were in-line with our internal expectations and showed improvement on a sequential quarter basis. France produced revenue growth of 11% on a constant currency average daily sales basis. Its top line results once again outpaced the French IT market and operating margins remain among the best in the industry, resulting in a 28% increase in operating income.”

“The definitive agreement we executed with Bechtle AG for the sale of our France IT business recognizes the substantial value we have built in France and we believe Bechtle will be a good home for our French business, our employees and our customers. Upon closing of the transaction, we will be solely focused on the growth of Industrial where we are making further investments to enhance its competitive position, expand the value we bring to our customers and position it for further success. Industrial is a terrific business that has significantly expanded its operations, improved its profitability and has multiple growth opportunities. With a strong balance sheet and with the additional liquid capital that the business will have after the completion of the sale of our French Business, we have significant financial flexibility to evaluate strategic acquisitions for Industrial and to return capital to shareholders through dividends and share repurchases.”

The agreement to sell our France Business is denominated on a cash-free, debt-free basis, and will include normalized working capital adjustments. The sale is subject to customary regulatory approvals and is expected to close later in 2018. On a Pro Forma basis, assuming it had closed on June 30, 2018 and using current exchange rates of 1.17 Euro to USD, the enterprise value would have been $246.0 million and its equity value, inclusive of net cash on hand and other adjustments, would have been approximately $270.0 million. We anticipate recognizing a pretax book gain of between $182 and $188 million on the sale, and after funding transaction expenses, the total cash available to U.S. shareholders on a tax-effected basis resulting from this transaction would have been between $238 and $245 million. Systemax estimates that its normalized income tax rate, after closing of the transaction, to be approximately 26%, compared to an effective tax rate of approximately 30% in the first half of 2018.

At June 30, 2018, the Company had total working capital of $163.2 million, cash and cash equivalents of $96.9 million and excess availability under its credit facility of approximately $71.0 million.  The Company has significant flexibility to return capital to shareholders, execute on its business plans, invest in strategic M&A, and continue investing in growth opportunities. The Company’s board of directors has declared a cash dividend of $0.11 per share to common stock shareholders of record at the close of business on August 13, 2018, payable on August 20, 2018.  The Company anticipates continuing a regular quarterly dividend in the future.

The Company also announced today that its Board of Directors has approved a share repurchase program with a repurchase authorization of up to two million shares of the Company's common stock. Under the share repurchase program, the Company is authorized to purchase shares from time to time through open market purchases, tender offerings or negotiated purchases, subject to market conditions and other factors. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its second quarter 2018 results today, July 31, 2018 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com ), through its operating subsidiaries, is a provider of industrial products in North America and technology products in France, going to market through a system of branded e-Commerce websites and relationship marketers.    The primary brands are Global Industrial and Inmac Wstore.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from and winding down of our sold NATG operations, financing needs, compliance with financial covenants in loan agreements, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; the Company's management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; we could suffer a data security breach due to our e-commerce and data storage systems being hacked by those seeking to steal Company information, vendor, employee or customer personal information, or due to employee error, resulting in disruption to our operations, loss of information and privacy, legal claims and adverse material impact on our reputation and business; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; technological change has had and can continue to have a material effect on our product mix and results of operations; general economic conditions will continue to impact our business; extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales; our international operations are subject to risks such as fluctuations in currency rates and foreign regulatory requirements, and our operations are subject to the impact of newly enacted US and foreign tariffs, and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6740
mike@theplunkettgroup.com

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended on June 30, 2018 and July 1, 2017. The second quarter of both 2018 and 2017 included 13 weeks and the first six months of both 2018 and 2017 included 26 weeks.

** On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”). Pursuant to this transaction, the Company continues to wind down the remaining operations of NATG during 2018. Costs of the wind down in 2018 are included in discontinued operations.  Costs of the wind down in the second quarter of 2017 are included in continuing operations and year to date costs are included in continuing and discontinued operations. On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale recorded in 2017, have been classified as discontinued operations.

*** During the second quarter of 2017, the Company decided to amend its presentation of certain costs associated with operating our Distribution Centers as well as costs associated with our Purchasing and Product Development Teams.  Historically these costs have been included as a component of costs of goods sold.   We are now including those costs as a component of Selling, Distribution, and Administrative Expenses.   This change is reflected in current and prior year periods and is not a restatement of any amounts, rather, an amendment to the presentation of these costs to better align with the Company’s MRO-oriented peer group in North America.

Condensed Consolidated Statements of Operations – GAAP - Unaudited
(In millions, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$363.1	$313.0	$718.3	$615.5
Cost of sales	262.0	221.5	520.5	442.2
Gross profit	101.1	91.5	197.8	173.3
Gross margin	27.8%	29.2%	27.5%	28.2%
Selling, distribution and administrative expenses	75.8	69.6	152.4	139.0
Special charges	0.0	0.2	0.0	0.2
Operating income from continuing operations	25.3	21.7	45.4	34.1
Operating margin	7.0%	6.9%	6.3%	5.5%
Interest and other (income) expense, net	0.0	(0.1)	0.1	(0.3)
Income from continuing operations before income taxes	25.3	21.8	45.3	34.4
Provision for income taxes	7.5	2.5	13.3	4.8
Net income from continuing operations	17.8	19.3	32.0	29.6
Net income (loss) from discontinued operations	0.4	(5.5)	0.8	(34.3)
Net income (loss)	$18.2	$13.8	$32.8	$(4.7)

Net income per common share from continuing operations:
Basic	$0.48	$0.52	$0.86	$0.80
Diluted	$0.47	$0.52	$0.84	$0.79

Net income (loss) per common share from discontinued operations:
Basic	$0.01	$(0.15)	$0.02	$(0.93)
Diluted	$0.01	$(0.15)	$0.02	$(0.92)

Net income (loss) per common share:
Basic	$0.49	$0.37	$0.88	$(0.13)
Diluted	$0.48	$0.37	$0.87	$(0.13)

Weighted average common and common equivalent shares:
Basic	37.2	37.0	37.2	37.0
Diluted	37.9	37.4	37.9	37.3

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – GAAP - Unaudited
(In millions)

	June 30,	December 31,
	2018	2017
Current assets:
Cash and cash equivalents	$96.9	$184.5
Accounts receivable, net	189.5	174.3
Inventories	126.4	131.5
Prepaid expenses and other current assets	5.7	3.8
Total current assets	418.5	494.1
Property, plant and equipment, net	14.6	15.1
Goodwill, intangibles and other assets	41.3	42.2
Total assets	$474.4	$551.4

Current liabilities:
Accounts payable and accrued expenses	$255.3	$260.1
Dividend payable	0.0	55.7
Total current liabilities	255.3	315.8
Deferred tax liability	0.1	0.1
Other liabilities	21.7	23.7
Shareholders’ equity	197.3	211.8
Total liabilities and shareholders’ equity	$474.4	$551.4

Supplemental Continuing Operations Business Unit Summary Results - Unaudited (In millions)
Industrial Products Group
	Quarter Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Sales	$231.2	$202.7	14.1%	$443.4	$392.9	12.9%
Average daily sales*	$3.6	$3.2	14.1%	$3.5	$3.1	12.9%
Gross profit	$80.0	$73.3	9.1%	$152.5	$136.7	11.6%
Gross margin	34.6%	36.2%		34.4%	34.8%
Operating income (Non-GAAP)**	$23.2	$23.1	0.4%	$39.9	$36.0	10.8%
Operating margin (Non-GAAP)	10.0%	11.4%		9.0%	9.2%
European Technology Products Group (France)
	Quarter Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Sales	$131.9	$110.3	19.6%	$274.9	$222.6	23.5%
Average daily sales*	$2.2	$1.8	19.6%	$2.2	$1.8	24.5%
Gross profit	$21.1	$18.2	15.9%	$45.3	$36.6	23.8%
Gross margin	16.0%	16.5%		16.5%	16.4%
Operating income (Non-GAAP)**	$7.4	$5.8	27.6%	$16.8	$11.8	42.4%
Operating margin (Non-GAAP)	5.6%	5.3%		6.1%	5.3%
Corporate & Other
	Quarter Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Operating expenses (Non-GAAP)**	$(4.7)	$(6.1)	23.0%	$(10.0)	$(11.7)	14.5%
Consolidated (1,2)
	Quarter Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Sales	$363.1	$313.0	16.0%	$718.3	$615.5	16.7%
Gross profit	$101.1	$91.5	10.5%	$197.8	$173.3	14.1%
Gross margin	27.8%	29.2%		27.5%	28.2%
Operating income (Non-GAAP)**	$25.9	$22.8	13.6%	$46.7	$36.1	29.4%
Operating margin (Non-GAAP)	7.1%	7.3%		6.5%	5.9%

*
Percentages are calculated using sales data in hundreds of thousands.  In Q2 2018, IPG and France had 64 and 60 selling days, respectively, for the first six months of 2018, IPG and France had 128 and 124 selling days, respectively. In Q2 2017, IPG and France had 64 and 60 selling days, respectively, and for the first six months of 2017 IPG and France had 128 and 125 selling days, respectively.

**
See Reconciliation of Segment and Consolidated GAAP Operating Income (Loss) from Continuing Operations to Segment and Consolidated Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited

1
On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”). Pursuant to this transaction, the Company continues to wind down the remaining operations of NATG during 2018. Costs of the wind down in 2018 are included in discontinued operations.  Costs of the wind down in the second quarter of 2017 are included in continuing operations and year to date costs are included in continuing and discontinued operations. On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale recorded in 2017, have been classified as discontinued operations.

2
Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on June 30, 2018 and July 1, 2017. The second quarters of both 2018 and 2017 included 13 weeks and the first six months of both 2018 and 2017 included 26 weeks.

SYSTEMAX INC.
Reconciliation of Segment and Consolidated GAAP Operating Income (Loss) from Continuing Operations to Segment and Consolidated Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Industrial Products	$23.0	$22.9	$39.3	$35.4
Technology Products - Europe	7.2	5.7	16.5	11.5
Technology Products - NA	0.0	(0.4)	0.0	(0.4)
Corporate and Other	(4.9)	(6.5)	(10.4)	(12.4)
GAAP operating income	25.3	21.7	45.4	34.1

Non-GAAP adjustments:
Industrial Products:
Intangible asset amortization	0.2	0.2	0.5	0.5
Stock based compensation	0.0	0.0	0.1	0.1
Total Non-GAAP Adjustments – Industrial Products	0.2	0.2	0.6	0.6

Technology Products - Europe:
Reverse results of Germany included in GAAP continuing operations	0.0	0.1	0.0	0.2
Intangible asset amortization	0.0	0.0	0.0	0.1
Stock based compensation	0.2	0.0	0.3	0.0
Total Non-GAAP Adjustments: Technology Products Europe	0.2	0.1	0.3	0.3

Technology Products - NA:
Reverse results of NATG included in GAAP continuing operations	0.0	0.4	0.0	0.4
Total Non-GAAP Adjustments: Technology Products NA	0.0	0.4	0.0	0.4

Corporate and Other:
Stock based compensation	0.2	0.4	0.4	0.7
Total Non-GAAP Adjustments: Corporate and Other	0.2	0.4	0.4	0.7

Industrial Products	23.2	23.1	39.9	36.0
Technology Products- France	7.4	5.8	16.8	11.8
Technology Products- NA	0.0	0.0	0.0	0.0
Corporate and Other	(4.7)	(6.1)	(10.0)	(11.7)
Non-GAAP operating income	$25.9	$22.8	$46.7	$36.1

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP
Net Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP
Net income from continuing operations	$17.8	$19.3	$32.0	$29.6
Provision for income taxes from continuing operations	7.5	2.5	13.3	4.8
Income from continuing operations before income taxes	25.3	21.8	45.3	34.4
Interest and other (income) expense from continuing operations, net	0.0	(0.1)	0.1	(0.3)
Operating income from continuing operations	25.3	21.7	45.4	34.1

Non-GAAP adjustments:
Reverse results of Germany included in GAAP operating income from continuing operations	0.0	0.5	0.0	0.6
Recurring adjustments	0.6	0.6	1.3	1.4
Adjusted operating income	25.9	22.8	46.7	36.1
Interest and other expense (income), net	0.0	(0.1)	0.1	(0.3)
Income before income taxes	25.9	22.9	46.6	36.4
Normalized provision for income taxes	7.8	8.0	14.0	12.7
Normalized effective tax rate (1)	30.0%	35.0%	30.0%	35.0%
Non-GAAP net income from continuing operations	$18.1	$14.9	$32.6	$23.7

GAAP net income per diluted share from continuing operations	$0.47	$0.52	$0.84	$0.79
Non-GAAP net income per diluted share from continuing operations	$0.48	$0.40	$0.86	$0.64

(1)	Effective tax rate of 30% used in the second quarter and first half of 2018 and 35% in the second quarter and first half of 2017.